UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2010

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The information required by this Item 1.01 is incorporated by reference to the information contained in Items 5.02(e) below.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Stock Awards:  On September 9, 2010, the independent members of the Board of Directors (the “Board”) of Adolor Corporation (the “Company”) unanimously ratified the decision of the Company’s Compensation Committee to grant certain time-vested deferred stock units and performance-based restricted stock awards to the Company’s executive officers as described below.

The time-vested deferred stock unit awards will vest in full on September 10, 2012.

The performance-based restricted stock unit awards will vest with respect to fifty percent (50%) of the shares at such time as annual net sales of ENTEREG® (alvimopan) Capsules as measured up through the year ending December 31, 2012 and as reported in the Company’s Form 10-K for the year ended December 31, 2011 or December 31, 2012 (as the case may be) filed with the U.S. Securities and Exchange Commission are equal to or in excess of $40 million.  The other fifty percent (50%) of the performance-based restricted stock unit award shares shall vest at such time as the Company successfully completes a proof of concept study in patients suffering from opioid bowel dysfunction.

The awards granted to the executive officers of the Company are as follows:

	Time-Vested Deferred Stock Awards	Performance-Based Restricted Stock Awards
Michael R. Dougherty	262,500 shares	87,500 shares
John M. Limongelli	112,500 shares	37,500 shares
Stephen W. Webster	82,500 shares	27,500 shares
George R. Maurer	82,500 shares	27,500 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

	By	/s/ John M. Limongelli
	Name:	John M. Limongelli
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: September 13, 2010